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                                                        EXHIBIT 4.10(c)

                               THIRD AMENDMENT
                                      TO
              RECEIVABLES TRANSFER AND ADMINISTRATION AGREEMENT

        THIS THIRD AMENDMENT TO RECEIVABLES TRANSFER AND ADMINISTRATION AGREEMENT, dated as of October 23, 1998 (this "Amendment"), is to that Receivables Transfer and Administration Agreement, dated as of September 19, 1997 as amended and modified hereby and as amended by the First Amendment thereto, dated as of December 15, 1997 and the Second Amendment thereto, dated as of January 26, 1998, and as further amended and modified from time to time hereafter (the "Transfer Agreement"), by and among COLTEC INDUSTRIES INC, a Pennsylvania corporation, as agent for the Sellers (the "Sellers' Agent"), as collection agent (the "Collection Agent") and as a Seller, the entities listed on the signature pages thereof (each a "Seller" and, collectively, the "Sellers") and COLTEC NORTH CAROLINA INC, a North Carolina corporation, as Purchaser (the "Purchaser"). Terms used and not otherwise defined in this Amendment shall have the meanings set forth in the Transfer Agreement.

                             W I T N E S S E T H:
                             - - - - - - - - - -

WHEREAS, Delavan-Delta Inc ("Delavan-Delta") was a Seller under the Transfer Agreement.

WHEREAS, Delavan-Delta was liquidated on December 31, 1997 and transferred its receivables to Coltec Industries Inc.

WHEREAS, DM&T, Inc. (d/b/a Danti Tool & Die) was acquired by Coltec Industries Inc, acting in that capacity, on September 29, 1997.

        WHEREAS, the Sellers' Agent contributed the Haber Tool operation to DM&T, Inc. on December 31, 1997, and changed the name of that subsidiary to Haber Tool Company Inc ("Haber").

        WHEREAS, DM&T, Inc., from September 29, 1997 to December 31, 1997, sold certain Receivables to the Purchaser, and Haber, from December 31, 1997 to the date of this Amendment, has sold certain Receivables to the Purchaser.

WHEREAS, JAMCO Products LLC ("JAMCO") was acquired by Coltec Industries
Inc, acting in that capacity, on January 30, 1998 and from March 30, 1998 to the date of this Amendment, has sold certain Receivables to the Purchaser.

WHEREAS, the parties hereto desire to amend the Transfer Agreement to reflect the addition of JAMCO and Haber as Sellers and the removal of Delavan-Delta as a Seller under that Agreement.

NOW, THEREFORE, IN CONSIDERATON of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment.
---------

a.This amendment confirms that JAMCO was added, and assumed the rights and obligations, as a Seller under the Transfer Agreement, including, without limitation, under the Sale Assignment, dated as of October 23, 1998 (the "Sale Agreement") by and between JAMCO and the Purchaser, effective as of March 30, 1998. The parties hereto confirm that, effective March 30, 1998, JAMCO began to sell, transfer, absolutely assign,

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set over and convey Recivables, Related Security and the proceeds thereof to the
Purchaser under the Transfer Agreement or under the Sale Assignment.

b.This Amendment confirms that Haber was added, and assumed the rights and obligations, as a Seller under the Transfer Agreement, including, without limitation, under the Sale Assignment, dated as of October 23, 1998 (the "Sale Assignment") by and between Haber and the Purchaser, effective as of December 31, 1997. The parties hereto confirm that, effective December 31, 1997, Haber began to sell, transfer, absolutely assign, set over and convey Receivables, Related Security and the proceeds thereof to the Purchaser under the Transfer Agreement or under the Sale Assignment. The parties also confirm that, from and including September 29, 1997, to and including December 31, 1997, DM&T, Inc. sold, transferred, absolutely assigned, set over and conveyed Receivables, Related Security and the proceeds thereof to the Purchaser under the Transfer Agreement.

c.This Amendment confirms that Delavan-Delta withdrew and terminated its rights and obligations, as a Seller under the Transfer Agreement, including, without limitation, under the Sale Assigment dated as of September 22, 1997 (the "Sale Assignment") by and between Delavan-Delta and the Purchaser, effective as of December 31, 1997. The parties hereto confirm that, effective as of December 31, 1997, Delavan-Delta stopped selling, transferring, absolutely assigning, setting over and conveying Receivables, Related Security and the proceeds thereof to the Purchaser under the Agreement or under the Sale Assignment (which Sale Assignment is hereby terminated as of the date hereof). The withdrawal of Delavan-Delta as a Seller does not affect the Receivables, Related Security and the proceeds thereof that were transferred and assigned by Delavan-Delta prior to December 31, 1997. The Purchaser will retain as its property the Receivables, Related Security and proceeds thereof that were previously transferred by Delavan-Delta to it.

d.Schedule 4.01(n) referred to in, and attached to, the Transfer Agreement, is hereby deleted and replaced in its entirety with the revised Schedule 4.01(n) attached hereto.

2.No Other Changes.
                -----------------

Except as modified by this Amendment, all of the terms and provisions of the Transfer Agreement remain in full force and effect.

3.Counterparts.
                -------------

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original. It shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

4.Governing Law.
--------------

This Amendment shall be construed and enforced in accordance with the laws of the State of North Carolina without regard to its rules with respect to conflicts of law.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      2

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The undersigned have caused this THIRD AMENDMENT TO RECEIVABLES TRANSFER
AND ADMINISTRATION AGREEMENT to be duly executed and delivered by their proper duly authorized representatives as of the 23rd day of October, 1998.


COLTEC INDUSTRIES INC,
as Sellers' Agent

By: /s/ Thomas B. Jones, Jr.
                                           -------------------------------------
   Name:  Thomas B. Jones, Jr.
   Title: Vice President and Treasurer


COLTEC NORTH CAROLINA INC,
as Purchaser

By: /s/ Thomas B. Jones, Jr.
                                           -------------------------------------
   Name:  Thomas B. Jones, Jr.
   Title: Vice President and Treasurer


JAMCO PRODUCTS LLC,
as Seller

By: /s/ Robert J. Tubbs
                                           -------------------------------------
   Name:  Robert J. Tubbs
   Title: Vice President and Secretary


HABER TOOL COMPANY INC
as Seller

By: /s/ Robert J. Tubbs
                                           -------------------------------------
   Name:  Robert J. Tubbs
   Title: Vice President and Secretary

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                               SCHEDULE 4.01(n)

                                   Attached